Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Allison Transmission Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ending March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Lawrence E. Dewey, Chairman, President and Chief Executive Officer of the Company, and David S. Graziosi, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350 as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 26, 2012

/s/ Lawrence E. Dewey
Lawrence E. Dewey
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Dated: April 26, 2012

/s/ David S. Graziosi
David S. Graziosi
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)